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                                                                    EXHIBIT 23.5
                         NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                            ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

                TELEPHONE: 617-439-2000  FACSIMILE: 617-973-9748

                                   CONSENT OF
                          NUTTER MCCLENNEN & FISH, LLP

  We hereby consent to the reference to this firm under the caption "The Mergers--Material Federal Income Tax Consequences of the Mergers" in the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company.

Dated:  September 2, 1997


                                      /s/ Nutter, McClennen & Fish, LLP
                                          NUTTER, MCCLENNEN & FISH, LLP